Exhibit 99.1

NewsRelease
NYSE: WPZ

Date:	March 1, 2006
Williams Partners L.P. Reports Fourth-Quarter and Full-Year 2005 Financial Results
• Net Income, Adjusted EBITDA, Distributable Cash Flow All Higher for the Year
     TULSA, Okla. — Williams Partners L.P. (NYSE:WPZ) today announced 2005 unaudited net income of $4.8 million, or 44 cents per unit, compared with a net loss of $13.4 million in 2004. For fourth-quarter 2005, the partnership reported unaudited net income of $5.5 million, or 46 cents per unit, compared with a net loss of $12.2 million during the same period in 2004.
     Distributable cash flow and adjusted EBITDA are key measures of the partnership’s financial performance.
     Definitions for distributable cash flow and adjusted EBITDA are included in the body of this press release. Schedules presenting Williams Partners’ consolidated statements of operations, segment profit and operating information, as well as schedules reconciling adjusted EBITDA and distributable cash flow to measures included in Generally Accepted Accounting Principles are available on Williams Partners’ Web site at www.williamslp.com and as an attachment to this document.
     Distributable cash flow for Williams Partners and its 40 percent interest in Discovery pipeline totaled $25.4 million in 2005. That amount compares with $23.0 million during 2004. For fourth-quarter 2005, distributable cash flow was $9.9 million. In fourth-quarter 2004, distributable cash flow totaled $6.1 million.
     Adjusted EBITDA for Williams Partners and its 40 percent interest in Discovery pipeline totaled $11.0 million for the fourth quarter of 2005, up from $7.6 million for the same period a year ago. For the full year, adjusted EBITDA totaled $28.5 million, compared with $25.3 million in 2004.
     For 2005, the partnership’s net income of $4.8 million was favorable to the $13.4 million loss in 2004 due primarily to the absence of an impairment of the partnership’s investment in Discovery recorded in fourth-quarter 2004, greater earnings from the partnership’s interest in Discovery, higher storage revenues and lower interest expense. Discovery’s increase in earnings included income from a previously deferred system gain and open-season revenue that served to offset the ongoing impact on its traditional revenue base caused by hurricanes Katrina and Rita. Those benefits were offset by increased operating and maintenance expenses and higher general and administrative expenses.
     The favorable quarter-over-quarter and year-over-year results for distributable cash flow and adjusted EBITDA are primarily related to increased storage revenues and greater earnings from the partnership’s interest in

Discovery pipeline as mentioned previously. Those factors were offset partially by increased operating and maintenance and general and administrative expense.
     “In a year where hurricanes dramatically affected the entire energy industry in the Gulf of Mexico, Williams Partners turned in a strong performance,” said Alan Armstrong, chief operating officer.
     “We moved quickly to ensure natural gas stranded by hurricane damage could find a way to market,” Armstrong said. “For Williams Partners, those incremental volumes in the fourth quarter moved transportation on the Discovery system up nearly 60 percent above 2004 levels. While we expect most of these volumes ultimately will migrate back to pre-hurricane transportation routes, our ability to reliably transport and process these stranded volumes speaks to Williams Partners’ flexibility and capacity for growth.”
Discovery Continues to Process, Transport Incremental Volumes
     Discovery has been flowing approximately 412,000 dekatherms per day of incremental volumes as a result of two fully subscribed, expedited open seasons for transportation capacity held last October. One newly constructed receipt point and one reversed interconnection allows for the firm transportation of the volumes that had been stranded as a result of hurricane-related damage to the processing infrastructure in the Gulf. Discovery’s Larose, La., plant is processing the additional volumes.
     Discovery plans to provide the transportation and processing services associated with the open seasons through the end of first-quarter 2006.
     Base volumes shipped on Discovery prior to the hurricanes have not yet returned as a result of continued hurricane-related damages and delayed connections to long-term production. Discovery’s current incremental volumes may be transitioned back to former shippers prior to the return of these base volumes.
Tahiti Pipeline Lateral Activities Continue
     Pre-construction activity progresses on an approximately 35-mile gathering pipeline to connect Discovery’s existing pipeline system to certain producers’ production facilities for the Tahiti prospect in the deepwater Gulf of Mexico. The Tahiti pipeline lateral expansion, with an expected design capacity of approximately 200 million cubic feet per day, is scheduled to be in service by May 2007.
Distributable Cash Flow and Adjusted EBITDA Definitions
     Williams Partners defines distributable cash flow as net income (loss) plus non-cash affiliate interest expense, depreciation and accretion, and the amortization of a natural gas contract less the partnership’s equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from The Williams Companies, Inc. under an omnibus agreement and less maintenance capital expenditures.
     For Discovery, distributable cash flow is defined as net income (loss) plus interest (income) expense, depreciation and accretion and less maintenance capital expenditures. The partnership’s equity share of Discovery’s distributable cash flow is 40 percent.

     Williams Partners defines adjusted EBITDA excluding investment in Discovery as net income (loss) plus interest expense and depreciation and accretion, and the amortization of a natural gas contract less the partnership’s equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items.
     For Discovery, the partnership defines adjusted EBITDA as net income plus interest (income) expense, depreciation and accretion. The partnership’s equity share of Discovery’s adjusted EBITDA is 40 percent.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s fourth-quarter and full-year 2005 financial results during an analyst presentation to be webcast live beginning at 12:30 p.m. Eastern today.
     Participants are encouraged to access the presentation and corresponding slides via www.williamslp.com. A limited number of phone lines also will be available at (800) 289-0572. International callers should dial (913) 981-5543. Callers should dial in at least 10 minutes prior to the start of the discussion. Replays will be available at www.williamslp.com.
Form 10-K
     The company plans to file its Form 10-K with the Securities and Exchange Commission in March. The document will be available on both the SEC and Williams Partners Web sites.
About Williams Partners L.P. (NYSE:WPZ)
     Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Brad Church
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties, and other factors referred to specifically in connection with such statements, other risks, uncertainties, and factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties, and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells, the success of Williams Partners’ gathering and transportation business depends on its ability to obtain new sources of natural gas supply, which is dependent on factors beyond our control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; The Williams Companies, Inc.’s revolving credit facility and Williams’ public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they cannot remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; and if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in our reports on Form 10-Q available from our offices or from our website at www.williamslp.com and our prospectus dated August 17, 2005 as filed with the Securities and Exchange Commission on August 19, 2005 pursuant to Rule 424(b) of the Securities Act of 1933.

Reconciliation of Non-GAAP Measures
(UNAUDITED)

	2004					2005
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Adjusted EBITDA Excluding Discovery” to GAAP Net income (loss)”

Net Income (Loss)	$1,569	$(1,125)	$(1,684)	$(12,184)	$(13,424)	$311	$1,849	$(2,871)	$5,542	$4,831
Interest expense	3,110	3,171	3,095	3,100	12,476	3,004	2,982	2,014	238	8,238
Interest (income)	—	—	—	—	—	—	—	(76)	(89)	(165)
Depreciation and accretion	890	929	939	928	3,686	905	893	896	925	3,619
Amortization of gas purchase contract	—	—	—	—	—	—	—	581	1,452	2,033
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	628	628
Impairment of investment in Discovery Producer Services							13,484	13,484	—	—
Equity earnings-Discovery Producer Services LLC	(1,982)	(1,292)	90	(1,311)	(4,495)	(2,212)	(691)	(66)	(5,362)	(8,331)

Adjusted EBITDA Excluding Investment in Discovery	$3,587	$1,683	$2,440	$4,017	$11,727	$2,008	$5,033	$478	$3,334	$10,853

Discovery Producer Services
Reconciliation of Non-GAAP “EBITDA” to GAAP “Net income”

Net Income	$5,062	$3,338	$(116)	$3,386	$11,670	$5,531	$1,727	$166	$13,228	$20,652
Interest (income)	(52)	(140)	(153)	(205)	(550)	(284)	(389)	(498)	(514)	(1,685)
Depreciation and accretion	5,658	5,662	5,671	5,804	22,795	6,113	6,126	6,127	6,428	24,794
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	176	176

EBITDA - 100%	$10,668	$8,860	$5,402	$8,985	$33,915	$11,360	$7,464	$5,795	$19,318	$43,937

EBITDA - our 40% interest	$4,267	$3,544	$2,161	$3,594	$13,566	$4,544	$2,986	$2,318	$7,727	$17,575

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income (loss)”

Net income (loss)	$1,569	$(1,125)	$(1,684)	$(12,184)	$(13,424)	$311	$1,849	$(2,871)	$5,542	$4,831
Interest expense — Affiliate*	3,110	3,171	3,095	2,604	11,980	3,004	2,982	2,014	(561)	7,439
Depreciation and accretion	890	929	939	928	3,686	905	893	896	925	3,619
Amortization of natural gas purchase contract	—	—	—	—	—	—	—	581	1,452	2,033
Equity (earnings) loss — Discovery Producer Services	(1,982)	(1,292)	90	(1,311)	(4,495)	(2,212)	(691)	(66)	(5,362)	(8,331)
Impairment of investment in Discovery Producer Services	—	—	—	13,484	13,484	—	—	—	—	—
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	628	628
Reimbursements from Williams under omnibus agreement	—	—	—	—	—	—	—	—	1,610	1,610
Maintenance capital expenditures	(95)	(273)	(225)	(1,029)	(1,622)	(212)	(410)	(940)	(2,102)	(3,664)

Distributable Cash Flow Excluding Discovery	$3,492	$1,410	$2,215	$2,492	$9,609	$1,796	$4,623	$(386)	$2,132	$8,165

*Distributable cash flow includes the affiliate interest expense associated with the advances from affiliate that were forgiven by Williams in connection with our initial public offering. This interest expense did not result in a cash outlay for the Williams Partners Predecessor entity.

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income (loss)”

Net income (loss)	$5,062	$3,338	$(116)	$3,386	$11,670	$5,531	$1,727	$166	$13,228	$20,652
Depreciation and accretion	5,658	5,662	5,671	5,804	22,795	6,113	6,126	6,127	6,428	24,794
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	176	176
Maintenance capital expenditures	(214)	(312)	(206)	(113)	(845)	(1,866)	(156)	(137)	(375)	(2,534)

Distributable Cash Flow-100%	$10,506	$8,688	$5,349	$9,077	$33,620	$9,778	$7,697	$6,156	$19,457	$43,088

Distributable Cash Flow — our 40% interest	$4,202	$3,475	$2,140	$3,631	$13,448	$3,911	$3,079	$2,462	$7,783	$17,235

Consolidated Statements of Operations
(UNAUDITED)

	2004					2005
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Revenues:
Storage	$3,109	$3,801	$4,165	$4,243	$15,318	$4,388	$4,638	$5,409	$5,855	$20,290
Fractionation	1,978	2,152	2,414	2,526	9,070	2,430	2,307	2,386	3,647	10,770
Gathering	1,166	1,100	793	824	3,883	880	766	649	768	3,063
Product Sales:
Affiliate	—	—	—	506	506	2,829	3,679	2,726	4,166	13,400
Third-party	1,128	432	1,976	4,411	7,947	63	—	—	—	63
Other	572	1,558	1,109	1,013	4,252	779	786	1,006	1,612	4,183

Total revenues	7,953	9,043	10,457	13,523	40,976	11,369	12,176	12,176	16,048	51,769

Cost and expenses:
Operating and maintenance expense:
Affiliate	2,287	2,406	2,554	2,739	9,986	2,653	2,693	2,592	5,440	13,378
Third-party	323	3,891	3,097	2,079	9,390	3,075	99	5,680	2,879	11,733
Product cost	1,037	334	1,445	3,819	6,635	2,735	3,327	2,258	3,501	11,821
Depreciation and accretion	890	929	939	928	3,686	905	893	896	925	3,619
General and administrative expense:
Affiliate	542	551	745	696	2,534	687	851	1,170	1,478	4,186
Third-party	19	19	18	23	79	19	27	385	706	1,137
Taxes other than income	179	179	179	179	716	192	146	194	168	700
Other	(21)	(20)	(21)	(29)	(91)	—	—	—	(6)	(6)

Total costs and expenses	5,256	8,289	8,956	10,434	32,935	10,266	8,036	13,175	15,091	46,568

Operating income	2,697	754	1,501	3,089	8,041	1,103	4,140	(999)	957	5,201

Equity earnings (loss) — Discovery Producer Services LLC	1,982	1,292	(90)	1,311	4,495	2,212	691	66	5,362	8,331
Impairment of investment in Discovery Producer Services	—	—	—	(13,484)	(13,484)	—	—	—	—	—
Interest expense:
Affiliate	(3,110)	(3,006)	(2,929)	(2,935)	(11,980)	(2,805)	(2,812)	(1,822)	(333)	(7,772)
Third-party	—	(165)	(166)	(165)	(496)	(199)	(170)	(192)	95	(466)
Interest income	—	—	—	—	—	—	—	76	89	165

Net income (loss) before cumulative effect of change in accounting principle	1,569	(1,125)	(1,684)	(12,184)	(13,424)	311	1,849	(2,871)	6,170	$5,459

Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	(628)	(628)

Net income (loss)	$1,569	$(1,125)	$(1,684)	$(12,184)	$(13,424)	$311	$1,849	$(2,871)	$5,542	$4,831

Segment Profit & Operating Statistics
(UNAUDITED)

	2004					2005
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

NGL Services
Segment revenues	$6,787	$6,994	$9,663	$12,699	$36,143	$10,489	$11,411	$11,526	$14,828	$48,254
Operating and maintenance expense	2,497	6,148	5,509	4,650	18,804	5,621	2,523	8,171	8,082	24,397
Product cost	1,037	334	1,445	3,819	6,635	2,735	3,327	2,258	3,501	11,821
Depreciation and accretion	590	629	639	628	2,486	605	593	596	625	2,419
Direct general and administrative expenses	136	122	118	159	535	203	271	308	288	1,070
Other	158	159	158	150	625	192	146	194	162	694

Segment profit (loss)	$2,369	$(398)	$1,794	$3,293	$7,058	$1,133	$4,551	$(1)	$2,170	$7,853

Gathering and Processing
Segment revenues	$1,166	$2,049	$794	$824	$4,833	$880	$765	$650	$1,220	$3,515
Operating and maintenance expense	113	149	142	168	572	107	269	101	237	714
Product cost	—	—	—	—	—	—	—	—	—	—
Depreciation and accretion	300	300	300	300	1,200	300	300	300	300	1,200
Direct general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—

Segment operating income	753	1,600	352	356	3,061	473	196	249	683	1,601
Equity earnings	1,982	1,292	(90)	1,311	4,495	2,212	691	66	5,362	8,331
Impairment of investment in Discovery Services	—	—	—	(13,484)	(13,484)	—	—	—	—	—

Segment profit	$2,735	$2,892	$262	$(11,817)	$(5,928)	$2,685	$887	$315	$6,045	$9,932

Operating Information:
Williams Partners Predecessor:
Conway storage revenues	$3,109	$3,801	$4,165	$4,243	$15,318	$4,388	$4,638	$5,409	$5,855	$20,290
Conway fractionation volumes (bpd) — our 50%	34,314	38,939	40,900	42,041	39,062	41,296	37,503	34,511	46,550	39,965
Carbonate Trend gathered volumes (MMBtu/d)	59,815	56,653	40,499	43,136	49,981	41,567	35,933	29,834	35,218	35,605
Discovery Producer Services - Gathered volumes (MMBtu/d)	430,466	395,734	275,850	291,931	348,142	335,727	334,083	249,722	460,160	345,098
Gross processing margin ($/MMBtu)	$0.14	$0.14	$0.21	$0.18	$0.17	$0.21	$0.17	$0.19	$0.18	$0.19